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                                                                    EXHIBIT 10.1


                            INDEMNIFICATION AGREEMENT

         This Agreement ("Agreement") is made and entered into effective as of the day of , 1999, by and between American Plumbing & Mechanical, Inc., a Delaware corporation (the "Corporation"), and ________________________ ("Indemnitee").

                                    RECITALS

         A. Highly competent persons are becoming more reluctant to serve corporations as directors, executive officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

         B. The Board of Directors of the Corporation (the "Board") has determined that the inability to attract and retain such persons would be detrimental to the best interests of the Corporation and its shareholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future.

         C. The Board has also determined that it is reasonable, prudent and necessary for the Corporation, in addition to purchasing and maintaining directors' and officers' liability insurance, contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law and to provide an arrangement of self-insurance so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified.

         D. Indemnitee is willing to serve or continue to serve on the condition that he be so indemnified.

         In consideration of the mutual covenants herein contained, the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):

         "Change in Control" means a change in control of the Corporation occurring after the date of this Agreement of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement.

         "Claim" means an actual or threatened claim or request for relief.



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         "Corporate Status" means the status of a person who is or was a director, officer, partner, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

         "DGCL" means the Delaware General Corporation Law and any successor statute thereto as either of them may from time to time be amended.

         "Disinterested Director" means a director of the Corporation who is not a named defendant or respondent to the Proceeding or subject to a Claim in respect of which indemnification is sought by Indemnitee.

         "Expenses" means all attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

         "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent: (a) the Corporation or Indemnitee in any matter material to either such party, (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding voting securities. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

         "Person" shall have the meaning ascribed to such term in Sections 13(d) and 14(d) of the Exchange Act.

         "Proceeding" means any threatened, pending or completed action, suit, arbitration, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative (except one initiated by Indemnitee pursuant to Article VI of this Agreement to enforce his rights under this Agreement), and any appeal in or related to any such action, suit, arbitration, investigation, hearing or proceeding and any inquiry or investigation that could lead to such an action, suit, proceeding or arbitration.



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                                   ARTICLE II

                             SERVICES BY INDEMNITEE

         Indemnitee agrees to serve or continue to serve as a director or officer of the Corporation. Indemnitee may from time to time also agree to serve, as the Corporation may request from time to time, as a director, officer, partner, employee, agent or fiduciary of either the Corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which the Corporation has an interest. Indemnitee and the Corporation each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve or continue to serve the Corporation in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law). The Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position or positions.

                                   ARTICLE III

                                 INDEMNIFICATION

         Section 3.1 General. The Corporation shall indemnify, and advance Expenses, to Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof and (without the necessity of any action to the Corporation or Indemnitee) to such greater extent as applicable law may hereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the right to be indemnified and to have Expenses advanced in all Proceedings to the fullest extent permitted by Section 145 of the DGCL as it currently exists or as it may more fully permit in the future. The provisions set forth in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations expressed in this Article III. No requirement, condition to or limitation of any right to indemnification under this Article III, or to advancement of Expenses under Articles III and IV shall in any way limit the rights of Indemnitee under Section 7.2.

         Section 3.2 Additional Indemnity of the Corporation. Indemnitee shall be entitled to indemnification pursuant to this Section 3.2 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any Proceeding (except to the extent limited by Section 3.3). Pursuant to this Section 3.2, Indemnitee shall be indemnified against Expenses, judgments, penalties (including excise or similar taxes), fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any Claim therein, including but not limited to special, indirect, incidental, consequential, treble, additional, punitive or exemplary damages if
(1) he conducted himself in good faith; (2) he reasonably believed: (a) in the case of conduct in his official capacity, that his conduct was in the Corporation's best interest; and (b) in all other cases, that his conduct was at least not opposed to the Corporation's best interests and, (3) in the case of any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. Nothing in this Section 3.2 shall limit the benefits of Section 3.1 or any other Section hereunder.


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         Section 3.3 Limitation on Indemnity. The Indemnification otherwise available to an Indemnitee under Section 3.2 shall be limited to the extent set forth in this Section 3.3. In the event that an Indemnitee is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee whether or not the benefit resulted from an action taken in Indemnitee's official capacity the Indemnitee shall, with respect to the Claim in the Proceeding in which such finding is made, be indemnified only against reasonable expenses actually incurred by him in connection with that Claim. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any Claim in such Proceeding as to which Indemnitee shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the Corporation provided, however, that, if applicable law so permits, indemnification against such Expenses shall nevertheless be made by the Corporation in such event if and only to the extent that the court in which such Proceeding shall have been brought or is pending, shall determine. In addition, no indemnification against such Expenses shall be made on account of any suit in which final judgment is rendered against Indemnitee for an accounting of profits made from sale or purchase by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Exchange Act. In respect of remuneration paid to Indemnitee, no indemnity shall be paid by the Corporation if it shall be determined by a final judgment or other final adjudication that payment of such remuneration was in violation of applicable law.

         Section 3.4 Notification and Defense of Claims. (a) Promptly after the receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if indemnification in respect thereof is to be requested the Corporation under this Agreement, notify the Corporation of the commencement of such Proceeding; provided, however, that the omission to so notify the Corporation will not relieve the Corporation (i) from any liability which it may have to Indemnitee under this Agreement unless, and then only to the extent that, such omission results in insufficient time being available to permit the Corporation or its counsel to effectively defend against or make timely response to any Claim Expense, loss, damage, or liability resulting from such Proceeding or otherwise has a material adverse effect on the Corporation's ability to promptly deal with such Claim Expense, loss, claim, damage liability or (ii) from any liability which it may have to Indemnitee otherwise than under this Agreement.

                  (b) The following provisions shall apply with respect to any such Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

                  (i) The Corporation shall be entitled to participate therein at its own expense.

                  (ii) Except as otherwise provided below, to the extent it may elect to do so, the Corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel of its own selection reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to so assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below.


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         Indemnitee shall have the right to employ separate counsel in such
         Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (1) the employment of separate counsel by Indemnitee has been authorized by the Corporation;
         (2) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such Proceeding; or (3) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the reasonable fees and expenses of Indemnitee's counsel shall be borne by the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (2) above. Nothing in this paragraph (ii) shall affect the obligation of the Corporation to indemnify Indemnitee against Expenses and liabilities paid in settlement for which it is otherwise obligated hereunder.

                  (iii) The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceedings or Claims effected without its prior written consent. The Corporation shall not settle any Proceeding or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

                  (c) The Corporation agrees to promptly notify Indemnitee in writing, as to the pendency of any Proceeding or Claim which may involve a claim against the Indemnitee for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder.

                                   ARTICLE IV

                                    EXPENSES

         Section 4.1 Expenses of a Party Who Is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him in connection with any Proceeding to which Indemnitee is a party by reason of his Corporate Status and in which Indemnitee is successful, on the merits or otherwise. In the event that Indemnitee is not wholly successful, on the merits or otherwise, in a Proceeding but is successful, on the merits or otherwise, as to any Claim in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to each Claim. For purposes of this Section 4.1 and without limitation, the termination of a Claim in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Claim.

         Section 4.2 Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise participates in any Proceeding at a time when he is not named a defendant or respondent in the


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Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

         Section 4.3 Advancement of Expenses. The Corporation shall pay all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding or Claim, whether brought by the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to Article V hereof within 10 days after the receipt by the Corporation of a written request from Indemnitee requesting such payment or payments from time to time, whether prior to or after final disposition of such Proceeding or Claim. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Indemnitee hereby undertakes and agrees that he will reimburse and repay the Corporation for any Expenses so advanced to the extent that it shall ultimately be expressly determined by a court in a final adjudication from which there is no further right of appeal, that Indemnitee is not entitled to be indemnified against such Expenses.

                                    ARTICLE V

                   PROCEDURE FOR DETERMINATION OF ENTITLEMENT
                               TO INDEMNIFICATION

         Section 5.1 Request by Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary or an Assistant Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

         Section 5.2 Determination of Request. Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 5.1 hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto, subject however to the provisions of Section 5.3, shall be made in the specific case in accordance with Section 145 of the DGCL. If it is so determined that Indemnitee is entitled to indemnification hereunder, payment to Indemnitee shall be made within 10 days after such determination. Indemnitee shall cooperate with the Person making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such Person upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the Person making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Corporation hereby agrees to indemnify and hold harmless Indemnitee therefrom and pay such costs and expenses within 10 days of receipt of written request for such payment.


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         Section 5.3 Independent Counsel. At Indemnitee's option, Indemnitee may elect that the determination as to indemnification is to be made by Independent Counsel, in which event the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Corporation within 10 days advising it of the identity of the Independent Counsel so selected (unless Indemnitee shall request that such selection be made by the Board, in which event the Corporation shall give written notice to Indemnitee within 10 days after receipt of Indemnitee's request for indemnification advising him of the identity of the Independent Counsel so selected). In either event, Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Any objection to selection of independent Counsel pursuant to this Section 5.3 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of the definition of "Independent Counsel" in Article I hereof, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is timely made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. In the event of a timely written objection to a choice of Independent Counsel, the party originally selecting the Independent Counsel shall have seven days to make an alternate selection of Independent Counsel and to give written notice of such selection to the other party, after which time such other party shall have seven days to make a written objection to such alternate selection. If, within 45 days after submission by Indemnitee of a written request for indemnification pursuant to Section 5.1 hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition a court of competent Jurisdiction (the "Court") for resolution of any objection that shall have been made by the Corporation or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a Person selected by the Court or by such other Person as the Court shall designate, and the Person with respect to whom an objection is so resolved or the Person so appointed shall act as Independent Counsel under Section 5.2 hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to hereto and provide such Person with appropriate indemnification, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 5.3, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section
6.1(c) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

         Section 5.4 Presumptions and Effect of Certain Proceedings.

         (a) The Indemnitee shall be presumed (except as otherwise expressly provided in this Agreement) to be entitled to indemnification under this Agreement upon submission of a request for indemnification under Section 5.1, and thereafter the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by Independent Counsel (or other Person or Persons determining entitlement to indemnification) as a basis for a determination of entitlement to indemnification


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unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence.

         (b) If the Person or Persons empowered or selected under Article V of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Corporation of the request by Indemnitee therefor (or, if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to
Section 5.3 of this Agreement, and such determination shall not have been made and delivered in written opinion within 90 days after (i) such Independent Counsel's being appointed, (ii) the overriding by the Court of objections to such Counsel's selection or (iii) expiration of all periods for the Corporation or Indemnitee to object to such Counsel's selection), the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the Person making the determination with respect to entitlement to indemnification, in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating to such determination; and provided, further, that the 60-day limitation set forth in this Section 5.4(b) shall not apply and such period shall be extended as necessary if Independent Counsel is not to make the determination pursuant to
Section 5.3 of this Agreement and if within 30 days after receipt by the Corporation of the request for indemnification under Section 5.1 the Board has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within 90 days after such receipt and such determination is made thereat, or a special meeting of shareholders is called within 30 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat.

         (c) The termination of any Proceeding or of any Claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) by itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not conduct himself in good faith and in a manner that he reasonably believed in the case of conduct in his official capacity, that was in the best interests of the Corporation or, in all other cases, that was not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful. Indemnitee shall be deemed to have been found liable in respect of any Claim only after he shall have been so adjudged by a court in competent jurisdiction after exhaustion of all appeals therefrom.


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                                   ARTICLE VI

                         CERTAIN REMEDIES OF INDEMNITEE

         Section 6.1 Indemnitee Entitled to Adjudication in an Appropriate Court. In the event (a) a determination is made pursuant to Article V that Indemnitee is not entitled to indemnification under this Agreement or (b) there has been any failure by the Corporation to make timely payment or advancement of any amounts due hereunder, Indemnitee shall be entitled to commence an action seeking an adjudication in an appropriate court of the State of Texas, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such action seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 6.1, or such right shall expire. The Corporation agrees not to oppose Indemnitee's right to seek any such adjudication or award in arbitration.

         Section 6.2 Adverse Determination Not to Affect any Judicial Proceeding. In the event that a determination shall have been made pursuant to
Article V that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Article VI shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of such determination. In any judicial proceeding or arbitration commenced pursuant to this Article VI, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

         Section 6.3 Corporation Bound by Determination Favorable to Indemnitee in any Judicial Proceeding or Arbitration. If a determination shall have been made or deemed to have been made pursuant to Article V that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article VI.

         Section 6.4 Corporation Bound by the Agreement. The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article VI that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

         Section 6.5 Indemnitee Entitled to Expenses of Judicial Proceeding. In the event that Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Article I) actually and reasonably incurred by him in such


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judicial adjudication or arbitration but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses or other benefit sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be reasonably prorated in good faith by counsel for Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, Indemnitee shall be entitled to indemnification under this Section 6.5 regardless of whether Indemnitee ultimately prevails in such judicial adjudication or arbitration.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 Non-Exclusivity. The rights of Indemnitee to receive indemnification and advancement of Expenses under this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation or Bylaws of the Corporation, any other agreement, vote of shareholders or a resolution of directors, or otherwise. No amendment or alteration of the Articles of Incorporation or Bylaws of the Corporation or any provision thereof shall adversely affect Indemnitee's rights hereunder and such rights shall be in addition to any rights Indemnitee may have under the Corporation's Articles of Incorporation, Bylaws and the DGCL or otherwise. To the extent that there is a change in the DGCL (whether by statute or judicial decision) which allows greater indemnification (including but not limited to any stronger procedural protection) than would be afforded currently under the Corporation's Articles of Incorporation or Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by virtue of this Agreement the greater benefit so afforded by such change without additional action on the part of Indemnitee or the Corporation.

         Section 7.2 Insurance and Subrogation.

         (a) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such Person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

         (b) In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

         (c) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise


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actually received such payment under the Corporation's Articles of
Incorporation, or any Bylaw, insurance policy, contract, agreement or otherwise.

         Section 7.3 Self Insurance of the Corporation. The parties hereto recognize that the Corporation may, but is not required to, procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any Person, including the Indemnitee, who is or was a director, officer, employee, agent or fiduciary of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by such Person, in such a capacity or arising out of his status as such a Person, whether or not the Corporation would have the power to indemnify such Person against such expense or liability.

         In considering the cost and availability of such insurance, the Corporation, (through the exercise of the business of its directors and officers), may from time to time, purchase insurance which provides for any and all of (i) deductibles, (ii) limits on payments required to be made by the insurer, or (iii) coverage exclusions and/or coverage which may not be as comprehensive as that which might otherwise be available to the Corporation but which otherwise available insurance the officers or directors of the Corporation determine is inadvisable for the Corporation to purchase given the cost involved. The purchase of insurance with deductibles, limits on payments and coverage exclusions will be deemed to be in the best interest of the Corporation but may not be in the best interest of the Indemnitee. As to the Corporation, purchasing insurance with deductibles, limits on payments and coverage exclusions is similar to the Corporation's self-insuring itself. In order to protect Indemnitee who would otherwise be more fully or entirely covered under such policies, the Corporation shall indemnify and hold Indemnitee harmless to the extent (i) of such deductibles, (ii) of amounts exceeding payments required to be made by an insurer or (iii) of coverage under policies of officer's and director's liability insurance that are available, were available or which became available to the Corporation or which are generally available to companies comparable to the Corporation but which the officers or directors of the Corporation determine is inadvisable for the Corporation to purchase, given the cost involved. The obligation of the Corporation in the preceding sentence shall be without regard to whether the Corporation would otherwise be entitled to indemnify such officer or director under the other provisions of this Agreement, or under any law, agreement, vote of shareholders or directors or other arrangement. Notwithstanding the foregoing provisions of this Section 7.3, the Indemnitee shall not be entitled to indemnification for the results of his conduct that is intentionally adverse to the interests of the Corporation. Without limiting the generality of any provision of this Agreement, the procedures in Article V hereof shall, to the extent applicable, be used for determining entitlement to indemnification under this Section 7.3. This Agreement is authorized by Section 2.02-1(R) of the DGCL as in effect on January 19, 1999, and further is intended to establish an arrangement of self-insurance pursuant to that section.

         Section 7.4 Exculpation of Directors. If Indemnitee is or was a director of the Corporation, he shall not in that capacity be liable to the Corporation or its shareholders for monetary damages for an act or omission in Indemnitee's capacity as a director, except that Indemnitee's liability shall not be eliminated or limited for: (a) a breach of Indemnitee's duty of loyalty to the Corporation or its shareholders; (b) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (c) a transaction from which Indemnitee received an improper benefit, whether or not the benefit resulted from an action taken within the scope of Indemnitee's office; or (d) an act or omission for which the liability of Indemnitee is expressly provided for by statute. If applicable law should in the future further limit the instances in which Indemnitee may be so liable, this Section 7.4 shall automatically (without the necessity of action by the Corporation or Indemnitee) be so limited.

         Section 7.5 Duration of Agreement. This Agreement shall continue for so long as Indemnitee has Corporate Status and thereafter shall survive until Indemnitee has ceased to have Corporate Status or for so long as Indemnitee shall be subject to any possible Proceeding. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors, legal representatives and administrators.

         Section 7.6 Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

         Section 7.7 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         Section 7.8 Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

         Section 7.9 Severability. If any provision of this Agreement (including any provision within a single section, paragraph or sentence) or the application of such provision to any Person or circumstance, shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other Persons or circumstances, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder of this Agreement will have the same force and effectiveness as if such part or parts had never been included herein; provided, however, that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof declared to be invalid, unenforceable or void. Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

         Section 7.10 Notices. Unless otherwise expressly provided herein, all notices, requests, demands, consents, waivers, instructions, approvals and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, certified mail return receipt requested, first-class postage paid, addressed as follows:

If  to the Corporation, to it at:

                  American Plumbing & Mechanical, Inc.
                  1502 Augusta, Suite 425
                  Houston, Texas 77057
                  Attn:  Chief Financial Officer

If to Indemnitee, to him at:

                  ------------------------------

                  ------------------------------

                  ------------------------------

or to such other address or to such other individuals as any party shall have last designated by notice to the other parties. All notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given when delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 7.10.

         Section 7.11 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas without regard to the principles of conflict of laws.

         Section 7.12 Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

         Section 7.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         Section 7.14 Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of expenses hereunder with respect to any Proceeding or any Claim therein, brought or made by such Person against the Corporation, except as specifically provided in Article V or Article VI hereof.

         Section 7.15 Approval by the Directors. This Agreement has been approved by the Board of Directors of the Corporation.

         Section 7.16 Gender, Number and Person. As used herein, any reference to (i) the masculine, feminine or neuter gender includes the other two genders,
(ii) the singular or plural number includes the other number, and (iii) a person or third party includes both natural persons and entities.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

                                           AMERICAN PLUMBING & MECHANICAL, INC.


                                           By:
                                              --------------------------------
                                           Name:    David C. Baggett
                                           Title:   Senior Vice President,
                                                    Chief Financial Officer
                                                    and Secretary


                                           INDEMNITEE:

                                           By:
                                              --------------------------------
                                                [----------------------------]